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EXHIBIT 11 - Statement re computation of per share earnings

                             SUIZA FOODS CORPORATION
               (In thousands, except share and per-share amounts)

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

                                                                Three Months Ended
                                                                    March 31,
                                                            -------------------------
Basic EPS computation:                                         2001          2000
                                                            -----------   -----------

  Numerator:
    Income before extraordinary items                       $    23,517   $    20,594

                                                            -----------   -----------

    Income applicable to common stock                       $    23,517   $    20,594
                                                            ===========   ===========

  Denominator:
    Average common shares                                    27,355,220    29,071,467
                                                            ===========   ===========

Basic EPS before extraordinary items                        $      0.86   $      0.71
                                                            ===========   ===========


Diluted EPS calculation:
  Numerator:
    Income before extraordinary items                       $    23,517   $    20,594
    Net effect on earnings from conversion of mandatorily
        redeemable convertible preferred securities               5,331         5,340
                                                            -----------   -----------

    Income applicable to common stock                       $    28,848   $    25,934
                                                            ===========   ===========

  Denominator:
    Average common shares - basic                            27,355,220    29,071,467
    Stock option conversion                                     762,798       809,677
    Dilutive effect of conversion of manditorily
      redeemable convertible preferred securities             7,666,832     7,730,328
                                                            -----------   -----------

    Average common shares - diluted                          35,784,850    37,611,472
                                                            ===========   ===========

Diluted EPS before extraordinary items                      $      0.81   $      0.69
                                                            ===========   ===========
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